EXHIBIT 10.14

THE JORDAN COMPANY, L.P. MANAGEMENT CONSULTING AGREEMENT

THIS MANAGEMENT CONSULTING AGREEMENT (“Agreement”), is executed as of the 17th day of December 2003 by and among The Jordan Company, L.P. (the “Consultant”), Sensus Metering Systems Inc., a Delaware corporation (the “Company”), and its direct or indirect subsidiaries, including those party hereto (each are referred to as a “Subsidiary” and collectively as the “Subsidiaries”).

W I T N E S S E T H:

WHEREAS, the Consultant has and/or has access to personnel who are highly skilled in the field of rendering advice to businesses such as the Company;

WHEREAS, the Board of Directors of the Company has been made fully aware of the relationships of certain members of the Company’s Board of Directors to the Consultant;

WHEREAS, the Company’s Board of Directors has reviewed in detail and discussed the terms and provisions of this Agreement and the fairness of this Agreement and whether more favorable agreements for the Company could be obtained from unaffiliated third parties; and

WHEREAS, on the basis of its review of this Agreement, the Board of Directors of the Company deemed it advisable and in the best interests of the Company and necessary to the conduct, promotion, and attainment of the business objectives of the Company that the Company retain Consultant to provide business and financial advice to the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto do hereby agree as follows:

1.                                       The Company hereby retains the Consultant, through the Consultant’s own personnel or through personnel available to the Consultant, to render consulting services from time to time to the Company and its direct and indirect Subsidiaries (whether now existing or hereafter acquired), and for the benefit from time to time of Parent and its other direct and indirect Subsidiaries, in connection with their acquisitions, divestitures and investments, their financial and business affairs, their relationships with their lenders, stockholders and other third-party associates or affiliates, and the expansion of their businesses.  Consultant shall render such services to the Company and/or its direct and indirect Subsidiaries in good faith and in accordance with professional standards and applicable law.  The term of this Agreement shall commence the date hereof and continue until December 31, 2013, unless extended, or sooner terminated, as provided in Section 6 below.  The Consultant’s personnel shall be reasonably available to the Company’s managers, auditors and other personnel for consultation and advice pursuant to this Agreement, subject to Consultant’s reasonable convenience and scheduling.  Services may be rendered at the Consultant’s offices or at such other locations selected by the Consultant as the Company and the Consultant shall from time to time agree.

2.                                       (a)                                  Subject to Section 5 hereof, the Company shall pay to the Consultant (i) an investment banking and sponsorship fee of up to two percent (2%) of the aggregate consideration paid (including non-competition, earnout, contingent purchase price, incentive arrangements and similar payments) (A) by the Company, Sensus Metering Systems (Bermuda 1) Ltd., a Bermuda Company (“Parent”) and/or the direct and indirect Subsidiaries of the Company or Parent in connection with the acquisition by the Company, Parent and/or their direct and indirect Subsidiaries of all or substantially all of the outstanding capital stock, warrants, options or other rights to acquire or sell capital stock, or all or substantially all of the business or assets of another individual, corporation, partnership or other business entity, (B) by the Company, Parent and/or their direct and indirect Subsidiaries in connection with any joint venture or other minority investment, or (C) to the Company or Parent in connection with the sale by the Company, Parent or Parent’s shareholders of all or substantially all of the Parent’s and/or its direct and indirect Subsidiaries outstanding capital shares, warrants, options, or other rights to acquire or sell stock, or all or substantially all of the business or assets of the Parent and/or its direct and indirect Subsidiaries (each of the transactions described in clauses (A), (B) and (C), a “Transaction”), including, but not limited to, any Transaction negotiated for the Company or Parent involving any affiliate of the Company, Parent or the Consultant, including, but not limited to, any Transaction involving the Consultant, The Resolute Fund, L.P., JZ Equity Partners PLC, or any affiliates of any of the foregoing (collectively, the “Jordan Affiliates”); and (ii) a financial consulting fee of up to one percent (1%) of the amount obtained or made available pursuant to any debt, equity or other financing (including without limitation, any refinancing) by the Company and/or its or Parent’s direct and indirect Subsidiaries with the assistance of Consultant, including, but not limited to, any financing obtained for the Company and/or its Parent’s Subsidiaries from one or more of the Jordan Affiliates, provided that the fees payable pursuant to Sections 2(a)(i) and 2(a)(ii), together will not exceed the maximum payments set forth in Section 2(a)(i) payable in connection with a Transaction.  Notwithstanding and in addition to the foregoing, if the Consultant renders services to the Company or Parent outside the ordinary course of business, the Company shall pay an additional amount equal to the value of such extraordinary services rendered by the Consultant as may be separately agreed to between the Consultant and the Company.

(b)                                 In recognition of the services rendered by the Consultant in connection with the evaluation, negotiation, financing and closing of the Stock Purchase Agreement, dated October 21, 2003, among the Company and the parties identified therein, and related financing, the Company will pay Consultant a fee of $13,000,000, such amount to be in lieu of any fees that may otherwise be payable pursuant to this Section 2 in connection with the transactions contemplated in the Stock Purchase Agreement and related financing.

3.                                       Subject to Section 5 hereof, the Company shall pay quarterly to the Consultant, an annual consulting services fee equal to the greater of (a) $2,000,000 and (b) 2.5% of EBITDA for the four most recently completed and reported fiscal quarters (as defined in that certain Credit Agreement, dated as of December 17, 2003, among the Company, Sensus Metering Systems Inc. (LuxCo 2) S.AR.L., a société en commandite par actions, organized and existing under the laws of the Grand-Duchy of Luxembourg , Sensus Metering Systems (Bermuda 2) Ltd., a company organized under the laws of Bermuda, the Lenders (as defined therein), Credit Suisse First Boston, as administrative and collateral agent for the lenders as such agreement may be amended, waived or otherwise modified from time to time and all other agreements and documents related thereto) of the Company and its Subsidiaries on a consolidated basis.  The initial annual consulting services fee will be $2,000,000 until the 2005 fiscal year is completed.  Such fee will be paid quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, starting with a payment on March 31, 2004 prorated for the period from the date hereof to March 31, 2004.  Notwithstanding and in addition to the foregoing, if the Consultant renders services to the Company outside the ordinary course of business, the Company shall pay an additional amount equal to the value of such extraordinary services rendered by the Consultant as may be separately agreed to between the Consultant and the Company.

4.                                       The Company shall promptly reimburse Consultant for out-of-pocket expenses (including, without limitation, an allocable amount of the Consultant’s overhead expenses, attributable to the Company and its direct and indirect Subsidiaries, determined on actual usage, percentage of revenue or such other basis as Consultant may determine), incurred by the Consultant and its personnel in performing services hereunder to the Company and its direct and indirect Subsidiaries upon the Consultant rendering a statement therefor, together with supporting data as the Company shall reasonably require.

5.                                       Notwithstanding the foregoing, the Company shall not be required to pay the fees under Sections 2 or 3, (a) if and to the extent expressly prohibited by the provisions of any credit, stock, financing or other agreements or instruments binding upon the Company, its Subsidiaries or properties, (b) if the Company or any of its subsidiaries has not paid cash interest on any interest payment date or has postponed or not made any principal payments with respect to any of their indebtedness on any scheduled payment dates and such payments have not been made within applicable cure periods, or (c) if Parent has not paid or accrued cash dividends on any dividend payment date as set forth in its bye-laws or any certificate of designation or as declared by its Board of Directors, or has postponed or not made any redemptions on any redemption date as set forth in its bye-laws or any certificate of designation with respect to its preference shares, if any.  Any payments otherwise owed hereunder, which are not made for any of the above-mentioned reasons, shall not be canceled but rather accrue, and shall be payable by the Company promptly when, and to the extent, that the Company and its Subsidiaries is no longer prohibited from making such payments and when the Company has become current with respect to such principal or interest payments, and Parent has become current with respect to such dividends and has made such redemptions with respect to such preferred shares, if any.  Any payment required hereunder which is not paid when due shall bear interest at the rate of ten percent (10%) per annum.  This Section 5 will not, in any event, restrict or limit the Company’s obligations under Sections 4, 9 and 10, which will be absolute and not subject to set-off.

6.                                       This Agreement shall be automatically renewed for successive one-year terms starting December 31, 2013 unless either party hereto, within sixty (60) days prior to the scheduled renewal date, notifies the other party as to its election to terminate this Agreement.  Notwithstanding the foregoing, this Agreement may be terminated by not less than ninety (90) days’ prior written notice from the Company to the Consultant at any time after (a) substantially all of the shares or substantially all of the assets of the Company, Parent or all of their respective Subsidiaries are sold to an entity unaffiliated with the Consultant and/or a majority of the Parent shareholders immediately prior to the sale or (b) the Company or Parent is merged, amalgamated, or consolidated into another entity unaffiliated with the Consultant and/or a majority of the Parent’s shareholders immediately prior to such merger or amalgamation and the Company is not the survivor or resulting company of such transaction.

7.                                       The Consultant shall have no liability to the Company on account of (i) any advice which it renders to the Company, Parent or any of their direct or indirect Subsidiaries, provided the Consultant believed in good faith that such advice was useful or beneficial to the Company or Parent, as the case may be, or any of their direct or indirect Subsidiaries at the time it was rendered, or (ii) the Consultant’s inability to obtain financing or achieve other results desired by the Company, Parent (or any of their direct or indirect Subsidiaries) or Consultant’s failure to render services to the Company or Parent at any particular time or from time to time, or (iii) the failure of any Transaction to meet the financial, operating, or other expectations of the Company, Parent or any of their direct or indirect Subsidiaries.  The Company’s, Parent’s and any their direct or indirect Subsidiaries’ sole remedy for any claim under this Agreement shall be termination of this Agreement.

8.                                       Notwithstanding anything contained in this Agreement to the contrary, the Company and Parent agree and acknowledges for themselves and, to the extent they are able, on behalf of their direct and indirect Subsidiaries that the Consultant, the Jordan Affiliates and their respective portfolio companies, shareholders, members, partners, employees, directors and agents intend to engage and participate in acquisitions and business transactions outside of the scope of the relationship created by this Agreement and neither the Consultant, any of the Jordan Affiliates nor any of their respective shareholders, members, partners, employees, directors or agents shall be under any obligation whatsoever to make such acquisitions or business transactions through the Company, Parent or any of their direct or indirect Subsidiaries or offer such acquisitions or business transactions to the Company, Parent or any of their direct or indirect Subsidiaries.

9.                                       The Company and Parent will, and will cause each of their direct and indirect Subsidiaries to, indemnify and hold harmless to the fullest extent permitted by applicable law, the Consultant, its affiliates and associates, each of the Jordan Affiliates, and each of the respective owners, members, partners, officers, directors, employees and agents of each of the foregoing, from and against any loss, liability, damage, claim or expenses (including the fees and expenses of counsel) arising as a result or in connection with this Agreement, the Consultant’s services hereunder or other activities on behalf of the Company, Parent and their direct and indirect Subsidiaries.

10.                                 Any payments paid by the Company under this Agreement shall not be subject to set-off and shall be increased by the amount, if any, of any taxes (other than income taxes) or other governmental charges levied in respect of such payments, so that the Consultant is made whole for such taxes or charges.

11.                                 (a)                                  This Agreement sets forth the entire understanding of the parties with respect to the Consultant’s rendering of the services set forth herein to the Company.  This Agreement may not be modified, waived, terminated or amended except expressly by an instrument in writing signed by the Consultant and the Company.

(b)                                 This Agreement may be assigned by Consultant to any of its subsidiaries or affiliates without the consent of the Company or Parent, provided, however, such assignment shall not relieve such party from its obligations hereunder.  Any assignment of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(c)                                  In the event that any provision of this Agreement shall be held to be void or unenforceable in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

(d)                                 Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient if delivered personally or sent by registered or certified mail to the address of the party for whom intended at the principal executive offices of such party, or at such other address as such party may hereinafter specify by written notice to the other party.

(e)                                  If at any time after the date upon which this Agreement is executed, the Company or Parent acquires or creates one or more subsidiary corporations (a “Subsequent Subsidiary”), the Company, or in the case of Subsequent Subsidiaries that are not direct or indirect Subsidiaries of the Company, Parent, to the extent it is able, shall cause such Subsequent Subsidiary to be subject to this Agreement and all references herein to the Company’s or Parent’s “direct and indirect Subsidiaries” shall be interpreted to include all Subsequent Subsidiaries.

(f)                                    Each Subsidiary of the Company shall be jointly and severally liable and obligated hereunder with respect to each obligation, responsibility and liability of the Company, as if a direct obligation of such Subsidiary.

(g)                                 No waiver by either party of any breach of any provision of this Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision herein contained.

(h)                                 The Consultant and its personnel shall, for purposes of this Agreement, be independent contractors with respect to the Company.

(i)                                     THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION 6(b) SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A NEW YORK FEDERAL OR STATE COURT OR THE TAKING OF ANY ACTION

UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT IN ANY OTHER APPROPRIATE JURISDICTION.

(j)                                     IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE SOUTHERN DISTRICT OF NEW YORK, WHETHER A STATE OR FEDERAL COURT; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE  PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN THE SOUTHERN DISTRICT OF NEW YORK; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  TO THE EXTENT PERMITTED BY LAW IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE JORDAN COMPANY, L.P.

By: The Jordan Company GP, LLC,
its General Partner

By:
Name: Jonathan F. Boucher
Title: Authorized Member

SENSUS METERING SYSTEMS, INC.

By:
Name:
Title:

Solely for purposes of Sections 7, 8 and 9

SENSUS METERING SYSTEMS (BERMUDA 1) LTD.

By:
Name:
Title: